PERSONAL AND CONFIDENTIAL

SEPARATION AGREEMENT

Agreement made as of this 22 day of January, 2016 between YOU ON DEMAND HOLDINGS, INC., a Nevada Corporation, and its subsidiary affiliates (the “Company”) and WEICHENG LIU, an individual residing at (“Executive”) (the “Separation Agreement”).

BACKGROUND

The Company and Executive entered into an Employment Agreement dated January 31, 2014 (the “Employment Agreement”) pursuant to which Executive has served as Chief Executive Officer of the Company. The Company and Executive now wish to terminate the Employment Agreement as of January 22, 2016 on the terms set forth herein, without the Company invoking a right to terminate for Cause or Executive invoking any right to resign with Good Reason.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.     Termination of Executive’s Employment. The Company hereby terminates Executive’s employment effective January 22, 2016, (the “Termination Date”). Provided that the Company complies in full with the terms of this Separation Agreement, Executive hereby waives further notice of such Termination, and waives any right he may have to invoke his right to terminate his employment with good reason based on any actions of the Company prior to this date, and based on the transactions contemplated hereby.

2.     Resignation as Officer, Director, and Plan Fiduciary. To the extent that, as of the Termination Date, Executive has not previously resigned from any position as an officer, director, trustee, plan administrator or fiduciary with respect to the Company, and each of its parents, subsidiaries, affiliates, and any of their employee benefit or pension plans, Executive shall be deemed to have resigned all such positions as of the Termination Date without further action on the part of Executive or the Company.

3.     Severance.

3.1     Upon the Executive signing this Separation Agreement, the Company agrees to pay the Executive, as severance, the amount of Four Hundred and Five Thousand United States Dollars (US $405,000.00), less standard payroll withholdings as applicable (the “Severance Payment”). The Severance Payment shall be paid in equal installments on the Company’s regularly scheduled payroll date over a period of eighteen (18) months beginning with the first such payroll date occurring in February 2016; provided, however, that if the Executive completes to the Company’s satisfaction the Executive’s obligation under Section 5.b below on or before February 28, 2016, the Company will accelerate the payment schedule such that the Executive will receive one-third of the Severance Payment as the first installment, with the remaining two-thirds of the Severance Payment paid in equal installments over the following 12 months.

3.2     The Company will provide (i) additional payment of Sixty Thousand United States Dollars (US $60,000.00), less standard payroll withholding as applicable, (ii) accrued salary as earned through January 15, 2016, and (iii) four (4) weeks base salary on account of vacation time earned but not taken by Executive, each payment will be made 5 days following the Effective Date of this Separation Agreement

3.3     All payments to the Executive under the Separation Agreement shall be made in the same manner as the Executive’s salary during his employment, provided, however, that the Executive may provide written notice to the Company that payment should be deposited to a different account.

3.4     The terms of Section 5.1.2 of the Employment Agreement shall apply to all outstanding unvested options, warrants or restricted stock, and all vested options and warrants granted to Executive.

3.5     The Executive shall not be required to mitigate the Severance Payments by seeking other employment or otherwise rendering services for compensation and such payments shall not be reduced or abated by reason of any compensation (in whatever form) earned by Executive on account of any other employment or rendering of services, without regard to when such compensation is paid.

3.6     The Executive agrees that he has been reimbursed for any and all business expenses incurred through the Termination Date.

3.7     Within five days following the Termination Date, Executive will return to the Company all confidential or proprietary information of the Company and copies thereof. Executive may retain his Company issued laptop computer; provided that all Company confidential or proprietary information is removed from the laptop computer as part of compliance with the preceding sentence.

3.8     Within ten days following the Termination Date, the Company shall make reasonable efforts to assist the Executive in appropriately transferring the lease agreements for the vehicle and housing used by the Executive during his employment with the Company to the Executive or the Executive’s designee.

4.     Releases. Simultaneous with the execution of this Separation Agreement, Executive shall sign and deliver to the Company a General Release in the form attached hereto as Exhibit A. Simultaneous with the execution of this Separation Agreement, the Company shall deliver to the Executive its duly executed General Release in the form attached hereto as Exhibit B. Executive understands and agrees that he shall not receive any payment or benefit under this Separation Agreement until and unless the General Release attached hereto as Exhibit A becomes effective. In the event of Executive’s death prior to payment of the Severance Payments, the payments shall be made to Executive’s Estate upon delivery of a release executed by the Estate, and the Company shall deliver its release to the Estate.

5.     Transition Assistance and Fee. In exchange for the benefits and consideration the Executive is receiving under this Separation Agreement, the Executive agrees to provide the Company with the transition services described in this paragraph 5 through and including the period for with the Executive is receiving payment pursuant to paragraph 3 above (the “Transition Services”). The Company will provide the Executive with the resources necessary to perform these services, e.g. email access, related information. The Executive understands and agrees that the benefits and consideration the Executive is eligible to receive under this Separation Agreement are contingent upon the Executive’s compliance with the Executive’s obligation under this Separation Agreement, including, but not limited to, the timely provision of the following Transition Services:

a.	Implementation of employment decisions as directed by the Company’s Board of Directors.

b.

Implementation and completion of all signature and documentation requirements to remove the Executive and his wife from the VIE structure and otherwise assist the Company in restructuring the VIE to the Company’s satisfaction.

c.

Utilize your best efforts to secure execution of a contract between Huawei and the Company on or before March 31, 2016 with a contract amount of no less than Five Million Renminbi Yuan (RMB5,000,000) and an initial payment to the Company of at least 50% of the contract amount on or before March 31, 2016 (the “Huawei Contract”).

d.	Provide support and cooperation in the Company’s completion of its 2015 audit process.

If the Executive satisfies 5.b. above and if the Huawei Contract as described in 5.c above is consummated and the initial payment is received by the Company, then the Company shall pay the Executive 20% of the contract amount collected by March 31, 2016, within 15 days following the Company’s receipt of the Huawei Contract initial payment.

6.     Non-Disparagement. Except as otherwise required by law, the Executive agrees to not disparage the Company, its officers, directors, employees, shareholders, attorneys and agents, or the Executive in any manner likely to be harmful to its or their business, business reputation, or personal reputation; provided that they will respond accurately and fully to any question, inquiry or request for information when required by legal process. Similarly, the Company shall direct its executive management team and members of its Board of Directors not to disparage Executive in any manner likely to be harmful to his business or personal reputation. This obligation applies to direct statements or statements that either party causes to be made through others and applies to statements in any medium, e.g., hard copy, email, electronic messaging, internet-based postings, etc. If either the Company or the Executive breaches this provision, the other party may seeks for a breach of this provision, and in the event the Company or Executive prevails in any action for breach of this provision, it shall be entitled to recover its attorneys’ fees and costs.

7.     Insurance. For a period of five (5) years from the Termination Date, the Company shall maintain in effect directors and officers insurance in an amount not less than the amount maintained as of the present date, which shall cover Executive with respect to his conduct, actions or omissions as an officer, director, manager, employee or agent of the Company (or any parent, subsidiary, affiliate or benefit plan of the Company or any of the foregoing).

8.     Lock Up Agreement. Executive hereby agrees that he shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any shares of stock (or other securities) of the Company held, directly or indirectly, by Executive until May 20, 2016; provided further, that Executive hereby also agrees that for so long as Executive is the beneficial owner of more than five percent of the Company’s stock (or other securities), that Executive will execute and deliver a lock-up or such other agreements as may be reasonably requested by the Company or the managing underwriters or placement agents of any public offering of securities of the Company that contain restrictions consistent with the foregoing.

9.     Survival of Obligations. The provisions of this Separation Agreement and the provisions of the Employment Agreement which by their terms or substance contemplate continuing effect shall survive the termination of such agreements.

10.     Confidentiality.

10.1     This Separation Agreement and the Exhibits hereto are confidential and the Parties shall not disclose any information regarding their terms, except that Executive may disclose them to Executive’s immediate family and any tax, legal or other counsel that he has consulted regarding the meaning or effect hereof or as required by law. Executive will instruct each of the foregoing not to disclose the same to anyone. The Company shall be permitted to disclose any such information only to any tax, legal or other counsel of the Company or as required by law or standard corporate reporting purposes.

10.2     Any non-disclosure provision in this Separation Agreement does not prohibit or restrict either Party from responding to any inquiry about Separation Agreement or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other governmental entity.

11.     Public Announcements. The text of all statements or releases given to the employees or business associates of the Company or issued to the press regarding this agreement or the termination of Executive’s employment shall be mutually agreed to by Executive and the Company; with the exception of any Form 8k or related press release or otherwise as required by law or securities regulation.

12.     Interpretation; Merger.

12.1     Whenever possible, each provision of this Separation Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Separation Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.2     This Separation Agreement (and the Employment Agreement to the extent preserved herein) constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case concerning the subject matter hereof.

13.     Governing Law. This Separation Agreement shall be governed by and construed in accordance with the internal law of the State of New York without application of its principles of conflict of laws.

14.     Exclusive Jurisdiction and Venue. The parties consent and agree that any dispute arising out of this Separation Agreement may be brought in: (1) the state or federal courts within New York County, New York; or (2) the People’s Republic of China (“PRC”); or in the state, province or other applicable political subdivision in which Executive resides at the time such dispute arises. The parties hereby consent and agree to be subject to jurisdiction within in: (1) the state or federal courts within New York County, New York; or (2) the People’s Republic of China (“PRC”); or in the state, province or other applicable political subdivision in which Executive resides for purposes of an action, lawsuit or claim arising out of this Separation Agreement. The parties consent and agree that service of process for any such action may be effected by delivery by FedEx or similar carrier to a party’s residence or place of business.

15.     Amendment; Assignment; Binding Effect; Counterparts and Signature. The terms of this Separation Agreement may be amended only by a writing signed by all Parties. This Separation Agreement may be assigned by the Company only in connection with a sale or transfer of all or substantially all of its assets and business. The Separation Agreement shall be binding upon and inure to the benefit of the parties, their heirs, executors, personal representatives, successors and permitted assigns. This Separation Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Separation Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including .pdf files), shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(continued on next page)

IN WITNESS WHEREOF, the parties have each executed this Separation Agreement as of the date first set forth above.

YOU ON DEMAND HOLDINGS, INC

By:	/s/ Shane McMahon
Name:
Title:

/s/Weicheng Liu
WEICHENG LIU

Exhibit A

PERSONAL AND CONFIDENTIAL

GENERAL RELEASE

I, WEICHENG LIU, in consideration of and subject to the performance by the Company, of its obligations under the Separation Agreement, dated as of January 22, 2016 (the “Separation Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and subsidiaries and all present, former and future directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates and subsidiaries and direct or indirect owners (collectively, the “Released Parties”) to the extent provided herein (this “General Release”). The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Employment Agreement between the parties dated as of January 31, 2014 (the “Employment Agreement”).

1. I understand that any payments or benefits paid or granted to me under the Separation Agreement and the Employment Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive such payments and benefits unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its respective affiliates.

2. Except as provided in paragraphs 4 and 5 below and except for the provisions of the Separation Agreement and Employment Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company and/or any of the Released Parties which I, or any of my heirs, executors, administrators or assigns, ever had, now have, or hereafter may have (through the date that this General Release becomes effective and enforceable), by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release relating exclusively to any claims arising from or relating in any way to my employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). I understand and intend that this General Release constitutes a general release of all claims and that no reference herein to a specific form of claim, statute or type of relief is intended to limit the scope of this General Release.

3. I represent and warrant that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Separation Agreement or the Employment Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or Claims (a) arising out of any breach by the Company or by any Released Party of the Separation Agreement or Employment Agreement after the date hereof, (b) I have to workers’ compensation benefits or vested benefits under any pension plan, employee benefit plan or any other plan or program of the Company, (c) with respect to indemnification for actions brought against me in my capacity as an officer, manager or director of the Company or any subsidiary or affiliate of the Company, whether pursuant to statute, the Company’s articles of incorporation, bylaws or resolution, or any separate agreement, or any policy of insurance but excluding any claims which I, or any of my heirs, executors, administrators or assigns, ever had, now have, or hereafter may have (through the date that this General Release becomes effective and enforceable), by reason of any matter, cause, or thing whatsoever, from the beginning of my initial dealings with the Company to the date of this General Release, relating to any other relationship with the Company, including, without limitation, as option holder, stockholder, lender, director or otherwise, or (d) with respect to stock, options or warrants granted to me.

6. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever for any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the foregoing, I acknowledge that I am not waiving and am not being required to waive any right or ability, under federal, state or local law, to file or initiate a charge, claim, or complaint of discrimination, or any other unlawful employment practice that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding, with the U.S. Equal Employment Opportunity Commission and/or any federal, state or city fair employment practices agency; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.

7. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event that I should bring a Claim seeking damages against the Company, or in the event that I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release may serve as a defense to such Claims to the maximum extent permitted by law.

8. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

9. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel that I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. The Company agrees to disclose any such information only to any tax, legal or other counsel of the Company or as required by law.

10. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other self-regulatory organization or governmental entity.

11. I hereby acknowledge that certain provisions of the Agreement, including Section 6 thereof shall survive my execution of this General Release

12. I acknowledge that I may hereafter discover Claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13. Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This General Release constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case concerning the subject matter hereof.

14. You acknowledge that you are entering into this General Release voluntarily and that you have read and understand the provisions of this General Release. You further acknowledge and understand that, except as provided for in and subject to, Section 6 of this General Release, this General Release contains a full and final release of all of your claims against the Company and the Released Parties, as described above. You have the right to consult with an attorney. The Company hereby advises you, again, to consult with an attorney of your choice before signing this Agreement.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(i) I HAVE READ IT CAREFULLY;

(ii) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(iii) I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(iv) I UNDERSTAND THAT THE COMPANY IS ADVISING ME TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

(v) I HAVE HAD AT LEAST 21 DAYS FROM JANUARY 6, 2016 THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(vi) I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(vii) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(viii) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED: /s/ Weicheng Liu                                                        DATE:____________________

Exhibit B

PERSONAL AND CONFIDENTIAL

GENERAL RELEASE

You On Demand Holdings, Inc. on behalf of itself, its parents, subsidiaries and affiliates (collectively “the Company”), in consideration of and subject to the performance by WEICHENG LIU (“Executive”), of his obligations under the Separation Agreement, dated as of January 22, 2016 (the “Separation Agreement”), do hereby release and forever discharge as of the date hereof Executive and his heirs, executors, personal representatives, administrators, successors and assigns (collectively, the “Released Parties”) to the extent provided herein (this “General Release”). The Released Parties are intended third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Employment Agreement between the parties dated as of January 31, 2014 (the “Employment Agreement”).

1.      Except as provided in paragraph 3 below and except for the provisions of the Separation Agreement and Employment Agreement which expressly survive the termination of Executive’s employment with the Company, the Company releases and forever discharges the Executive and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Executive and/or any of the Released Parties which it, or any of its successors or assigns, ever had, now have, or hereafter may have (through the date that this General Release becomes effective and enforceable), by reason of any matter, cause, or thing whatsoever, from the beginning of the Company’s initial dealings with the Executive to the date of this General Release relating exclusively to any claims arising from or relating in any way to Executive’s employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship. The Company understands and intends that this General Release constitutes a general release of all claims and that no reference herein to a specific form of claim, statute or type of relief is intended to limit the scope of this General Release.

2.      The Company represents and warrants that it has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 1 above.

3.      Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or Claims arising out of any breach by the Executive or by any Released Party of the Separation Agreement or Employment Agreement after the date hereof.

4.      In signing this General Release, the Company acknowledges and intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. The Company expressly consents that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. The Company acknowledges and agrees that this waiver is an essential and material term of this General Release and that without such waiver the Executive would not have agreed to the terms of the Separation Agreement. The Company further agrees that in the event that it should bring a Claim seeking damages against the Executive, or in the event that the Company should seek to recover against the Executive in any Claim brought by a governmental agency on its behalf, this General Release may serve as a defense to such Claims to the maximum extent permitted by law.

5.     The Company agrees that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Executive or any Released Party, or by the Company of any improper or unlawful conduct.

6.     The Company agrees that this General Release and the Separation Agreement are confidential and agrees not to disclose any information regarding the terms of this General Release or the Separation Agreement, except to any tax, legal or other counsel consulted regarding the meaning or effect hereof or as required by law, and the Company will instruct each of the foregoing not to disclose the same to anyone. The Executive agrees to disclose any such information only to his immediate family, and to any tax, legal or other counsel or as required by law.

7.     Any non-disclosure provision in this General Release does not prohibit or restrict the Company (or its attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other self-regulatory organization or governmental entity.

8.     The Company hereby acknowledges that certain provisions of the Separation Agreement shall survive the execution of this General Release.

9.     The Company acknowledges that it may hereafter discover Claims or facts in addition to or different than those which it now knows or believes to exist with respect to the subject matter of the release set forth in paragraph 1 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and its decision to enter into it.

10.     Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. This General Release constitutes the complete and entire agreement and understanding among the parties, and supersedes any and all prior or contemporaneous agreements, commitments, understandings or arrangements, whether written or oral, between or among any of the parties, in each case concerning the subject matter hereof.

11. The Company acknowledges that this General Release contains a full and final release of all of its claims against the Executive and Released Parties, as described above.

12. The Company agrees that the provisions of this General Release may not be amended, waived, changed or modified except by an instrument in writing signed by an authorized representative of the company and by Executive.

SIGNED: /s/ Weicheng Liu                                                         DATE:____________________